Exhibit 10.15

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into as of March 1, 2018 (the “Effective Date”) between XORTX Therapeutics Inc., a Ontario incorporated company (“XORTX”) and W.B. Rowlands & Co.Ltd. (the “Consultant”).

WHEREAS XORTX desires to retain the Consultant to perform certain consulting activities as described below, and the Consultant desires to serve as a consultant to XORTX and perform such activities under the terms of this Agreement.

NOW, THEREFORE, Consultant and XORTX agree as follows:

1.            SERVICES AND COMPENSATION

(a)          Consultant agrees to act as a consultant to XORTX with respect to such matters and projects as are mutually agreed from time to time by and between Consultant and XORTX, and perform the services set out in Exhibit A hereto (collectively, the “Services”); and

(b)          XORTX agrees to pay the Consultant the compensation set forth in Exhibit A hereto for the performance of the Services.

2.            CONFIDENTIALITY

(a)          “Confidential Information” means any proprietary information technical data, trade secrets or know-how, including, but not limited to, research and product plans, products, services, markets, developments, inventions, processes, formulas, technology, marketing, finances or other business information disclosed to Consultant by XORTX either directly or indirectly in writing, orally or otherwise. Confidential Information also includes all Inventions (as defined below) and any other information or materials generated in connection with the Services.

(b)          Consultant shall not, during or subsequent to the term of this Agreement, use any Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of XORTX, or disclose Confidential Information to any third party. Consultant agrees that Confidential Information shall remain the sole property of XORTX. Consultant further agrees to take all reasonable precautions to prevent any unauthorized disclosure or use of Confidential Information. Notwithstanding the above, Consultant’s obligation under this Section 2(b) relating to Confidential Information shall not apply to information which (i) is known to Consultant at the time of disclosure to Consultant by XORTX as evidenced by written records of Consultant, (ii) has become publicly known and made generally available through no wrongful act of Consultant, or (iii) has been rightfully received by Consultant from a third party authorized to make such disclosure.

(c)           Consultant agrees that Consultant will not, during the term of this Agreement, improperly use or disclose to XORTX any proprietary information or trade secrets of any former or current employer or other person or entity to which Consultant has a duty to keep in confidence such information and that Consultant will not bring onto the premises of XORTX any unpublished document or proprietary information belonging to such employer, person or entity unless consented to in writing by the same. Consultant will indemnify XORTX and hold it harmless from and against all claims, liabilities, damages and expenses, including reasonable attorneys’ fees and costs of suit, arising out of or in connection with any violation or claimed violation by XORTX of such third party’s rights resulting in whole or in part from XORTX’s use of the work product of Consultant under this Agreement.

(d)          Consultant recognizes that XORTX has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on XORTX’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Consultant agrees that Consultant owes XORTX and such third parties, during the term of this Agreement and thereafter, a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for XORTX consistent with XORTX’s agreement with such third party.

(e)          Upon the termination of this Agreement, or upon XORTX’s earlier request, Consultant will deliver to XORTX all Confidential Information and XORTX’s property relating thereto and all tangible embodiments thereof, in Consultant’s possession or control.

3.            OWNERSHIP

(a)          Consultant hereby irrevocably assigns to XORTX all right, title and interest in and to any information (including, without limitation, business plans and/or business information), technology, know-how, materials, notes, records, designs, ideas, inventions, improvements, devices, developments, discoveries, compositions, trade secrets, processes, methods and/or techniques, whether or not patentable or copyrightable, that are conceived, reduced to practice or made by Consultant alone or jointly with others in the course of performing the Services or through the use of Confidential Information (collectively, “Inventions”).

(b)          Consultant agrees to sign, execute and acknowledge or cause to be signed, executed and acknowledged without cost, but at the expense of XORTX, any and all documents and to perform such acts as may be necessary, useful or convenient for the purposes of perfecting the foregoing assignments and obtaining, enforcing and defending intellectual property rights in any and all countries with respect to Inventions. It is understood and agreed that XORTX or XORTX’s designee shall have the sole right, but not the obligation, to prepare, file, prosecute and maintain patent applications and patents worldwide with respect to Inventions.

(c)           Upon the termination of this Agreement, or upon XORTX’s earlier requests, Consultant will deliver to XORTX all property relating to, and all tangible embodiments of, Inventions in Consultant’s possession or control.

(d)          Consultant agrees that if, in the course of performing the Services, Consultant incorporates into any Invention developed hereunder any invention, improvement, development concept, discovery or other proprietary subject matter owned by Consultant or in which Consultant has an interest (“Item”), Consultant will inform XORTX in writing thereof, and XORTX is hereby granted and shall have a non-exclusive, royalty-free, perpetual, irrevocable, worldwide license to make, have made, modify, reproduce, display, use and sell such Item as part of or in connection with the exploitation of such Invention.

(e)          Consultant agrees that if XORTX is unable because of Consultant’s unavailability, mental or physical incapacity, or for any other reason, to secure Consultant’s signature to apply for or to pursue any application or registration for any intellectual property rights covering any Invention, then Consultant hereby irrevocably designates and appoints XORTX and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and in Consultant’s behalf to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of such intellectual property rights thereon with the same legal force and effect as if executed by Consultant.

4.            REPORTS. Consultant agrees, from time to time during the term of this Agreement, to keep XORTX advised as to Consultant’s progress in performing the Services and, as reasonably requested by XORTX, prepare written reports with respect thereto. It is understood that the time required in the preparation of such written reports shall be considered time devoted to the performance of the Services by Consultant. All such reports prepared by Consultant shall be the sole property of XORTX.

5.            TERM AND TERMINATION

(a)          This Agreement will commence on the Effective Date and will continue until termination as provided in Exhibit A.

(b)          Either the Consultant or XORTX may terminate this Agreement upon 30 days prior written notice thereof to the other party.

(c)          Upon termination of this Agreement, all rights and duties of the parties hereunder shall cease except:

(i)          XORTX shall be obliged to pay, within thirty (30) days after receipt of Consultant’s final statement, all amounts owing to Consultant for unpaid Services completed by Consultant and related expenses, if any, in accordance with the provisions of Section 1 hereof, and

(ii)          Sections 2, 3, 5(c), 6, 7 and 9 shall survive termination of this Agreement.

6.            INDEPENDENT CONTRACTOR. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, employee or representative of XORTX, but Consultant shall perform the Services as an independent contractor. The Consultant acknowledges and agrees that it is obligated to report as income all compensation received from XORTX pursuant to this Agreement.

7.            ARBITRATION AND EQUITABLE RELIEF. XORTX and the Consultant agree that any dispute or controversy arising out of, in relation to, or in connection with this Agreement, or the making, interpretation, construction, performance or breach hereof, shall be finally settled by binding arbitration in Vancouver, British Columbia under the then current rules of the Canadian Arbitration Rules by one (1) arbitrator appointed in accordance with such rules. The arbitrator may grant injunctive or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction. The parties agree that, any provision of applicable law notwithstanding, they will not request and the arbitrator shall have no authority to award, punitive or exemplary damages against either party. The costs of the arbitration, including administrative and arbitrator’s fees, shall be shared equally by the parties. Each party shall bear the cost of its own attorneys’ fees and expert witness fees.

8.            NOTICES. All notices required or allowed to be given under this Agreement shall be made either personally or by mailing same by prepaid registered post, addressed as hereinafter set forth or to such other address as may be designated from time to time by such party in writing, and any notice mailed as aforesaid shall be deemed to have been received by the addresses thereof on the fifth business day following the day of mailing:

If to the XORTX:

XORTX Therapeutics Inc.

4000, 421 - 7th Avenue SW

Calgary, Alberta

T2P 4K9

403-455-7727

adavidoff@xortx.com

If to the CONSULTANT:

W.B.Rowlands & Co. Ltd.

201 Bain Avenue,

Toronto, CANADA

M4K 1E9

416 406 2333 Office

426 230 7260 Cell

Browlands@xortx.com

Any party may, from time to time, change its address for service hereunder on written notice to the other party. Any notice may be served by hand delivery or by mailing same by prepaid, registered post, in a properly addressed envelope, addressed to the party to whom the notice is to be given at its address for service hereunder.

9.            GENERAL. This Agreement (together with the Exhibits hereto) is the sole agreement and understanding between XORTX and the Consultant concerning the subject matter hereof, and it supersedes all prior agreements and understandings with respect to such matter. Any required notice shall be given in writing by customary means with receipt confirmed at the address of each party set forth below, or to such other address as either party may substitute by written notice to the other. Consultant shall not subcontract any portion of Consultant’s duties under this Agreement without the prior written consent of XORTX. Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by Consultant without the express written consent of XORTX. XORTX may assign this Agreement to any entity that succeeds to substantially all of the business or assets of XORTX. This Agreement shall be governed by the laws of the Province of Alberta, without reference to its conflicts of law principles. This Agreement may only be amended or modified by a writing signed by both parties. Waiver of any term or provision of this Agreement or forbearance to enforce any term or provision by either party shall not constitute a waiver as to any subsequent breach or failure of the same term or provision or a waiver of any other term or provision of this Agreement. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to either XORTX or Consultant.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

XORTX THERAPEUTICS INC.		W.B. Rowlands & Co. Ltd.

By:		By:
	Allen Davidoff, CEO		Bruce Rowlands

EXHIBIT A

SERVICES AND COMPENSATION

Scope of Work A

Act as XORTX’s part-time Investor relations (IR) including:

(a)          Work with identify, contact and maintain investor relationships with retail investors, family offices, venture capital groups and investment bankers. ;

(b)          Investor relations support such as press releases, XORTX presentations, investor meetings; and

(c)           Business planning, including preparation of IR financial forecast and budget for the business and support in evaluating new business opportunities.

Fees for Scope of Work A

$3000 per month plus GST based on estimated time commitment of five days per month.

Term for Scope of Work A

Scope of Work A has a one year term and renews automatically for subsequent one year terms. It can be cancelled by either party on 30 days notice.

Scope of Work B

Strategic financial guidance – modelling of business and new opportunities, evaluation of financing alternatives, participation and support of partnering and licensing negotiations

Fees for Scope of Work B

Grant of stock options in XORTX to purchase at least 200,000 shares vesting equally over 48 months. Vesting shall be, 25% immediately, then 25% on the anniversary of each year, until the entire option grant is complete.

Term for Scope of Work B

Scope of Work B has a one year term and is cancelable by either party at the end of the term with 12 months notice and renews automatically for successive one year terms.